Exhibit 10.4


                                Offer to Purchase
                                   (Business)

Barr Eden Family Trust of Australia, (the "Purchaser") hereby offers to purchase from Fort Street Equity, of Cayman Islands (the "Vendor"), Five Hundred Thousand (500,000) options (the "Options"), each Option having the right to purchase one common share in Friday Night Entertainment Corporation (the "Company") at an option price of US$0.50 (fifty US cents) under the following terms and conditions.

1. Purchase Price. The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for each Option shall be $0.02 for each option purchased.

2. Payment of Purchase Price. The Purchase Price shall be paid and satisfied at Closing by the Purchaser by delivering to the Vendor, a promissory note payable for the Purchase Price on the Closing Date. Promissory note to be payable when the option is exercised.

3. Consent to Sale and Transfer of Options. The Company has given its written consent to the sale of these options, such consent shown on exhibit A. The consent is conditional on the Purchaser accepting the option agreement in its entirety.

4. Option Agreement. The Purchaser accepts the terms and conditions of the option agreement (Exhibit B) and agrees to abide by the terms and conditions of the option agreement.

5. Due Diligence. The Purchaser confirms that it is familiar with the business plan, financial statements and the US Securities Exchange filings of Friday Night Entertainment Corporation and has performed all due diligence it considers necessary to satisfy itself of the risks and suitability of this transaction.

6. Vendors Representations. The vendor represents that it has valid title to the Options and that the options have not been pledged or secured to any other party. The vendor makes no representations regarding the viability of the Company.

7. Closing Date. Time shall be of the essence of this Offer. The closing of this transaction shall take place at 2:00 p.m. on October 31, 2004 or such earlier or later date as may be mutually acceptable to the parties hereto (the "Closing Date" or "Closing") at the office of the Purchaser in Australia or at such other place as may approved in writing by the parties hereto or their respective solicitors.

8.       General.

         (a) Schedules and other documents attached or referred to in this Offer are an integral part of this Offer.

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         (b)      The division of this Offer into  paragraphs and  subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         (c) All dollar amounts referred to in this Offer are in lawful money of The United States of America.

         (d) This Offer constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties amount the parties of any kind. This Offer may not be amended or modified in any respect except by written instrument signed by both parties.

         (e) This Offer shall be governed by and construed in accordance with the laws of the State of Nevada

         (f) Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or
                  (iii) sent prepaid by facsimile, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed to the recipient at the address of the recipient noted above. Any notice so given shall be deemed conclusively to have been received when so personally delivered or sent by telex, facsimile or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

         (g)      This Offer shall  enure to the benefit of and be binding  upon
                  the  parties  hereto  and  their  respective   successors  and
                  assigns.

9. Irrevocable Period. This Offer shall be irrevocable by the Purchaser until 5:00 on October 28, 2004, after which time, if not accepted, this Offer shall be null and void and the Deposit returned to the Purchaser without interest or deduction.

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IN WITNESS  WHEREOF this Offer has been executed by the Purchaser this 28 th day of October, 2004.


Barr Eden Family Trust

/s/ Robert McLean
----------------------------------            ----------------------------------



I hereby accept the above Offer.


DATED 28 October 2004.


Fort Street Equity

/s/ Mitchell Stough
----------------------------------            ----------------------------------




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                                  Schedule "A"
                           Consent to transfer Option.



October 28, 2004.

Fort Street Equity



This letter confirms that the Friday Night Entertainment Corporation consents to your selling 500,000 options as detailed in the option agreement between Fort Street Equity and Friday Night Entertainment Corporation.



Cameron Lamb





                                  Schedule "B"

                                     Option



Option Agreements

Company hereby grant to Optionees the right to purchase all or any part of an aggregate of 500,000 shares of Common Stock of the Company (the "Option Shares") at an exercise price (the "Exercise Price") per share equal to the greater of:
(a) a 40% discount from the average closing bid price of the Common Stock on a public exchange during the ten (10) trading days immediately prior to exercise of the Option, or (b) $0.50 per share.

 Exercisability of Option. The Option Shares subject to the Option shall become purchasable by the Optionee, in whole or in part, at any time prior to the expiration of the Option, which expiration shall occur on December 31, 2005 (the "Expiration Date"). On the Expiration Date, this Option and all rights shall expire and any Option Shares not purchased on or before the Expiration Date may not thereafter be purchased hereunder.

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       3. Method of Exercise of Option;  Payment of Exercise  Price.  The Option
shall be exercisable at any time and from time to time, prior to the Expiration Date, by surrender to the Company of Notice, which shall state the Optionee's election to exercise this Option and the number of Option Shares in respect of which it is being exercised, and shall be accompanied by a check in the amount of the Exercise Price. Within a reasonable time following payment of the full
Exercise  Price by  Optionee,  the  Company  shall  deliver  to the  Optionee  a
certificate  or  certificates   representing  those  shares.  A  certificate  or
certificates for the shares as to which this Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to Optionee at the address of Optionee specified in the Notice or at such other address as Optionee shall set forth in its Notice.

       4. Non-Assignability of Option. The Option may be exercised only by the Optionee and shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) without the Company's prior written consent except that Optionee may, solely in connection with a transfer of all or substantially all of its assets to an entity or entities controlled by Optionee ("Affiliate"), sell, transfer or assign all its interest in this Agreement to such Affiliate but only after giving the Company at least ten (10) days notice in writing of the proposed sale, transfer or assignment. Any buyer, transferee, or assignee of this Option shall be bound by and subject to each and every provision of this Agreement and shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Option in any way (whether by operation of law or otherwise).

       5.  Limitation  of  Optionee's  Rights.  Except as otherwise  provided in
Section 6 below, Optionee shall not have any of the rights or privileges of a shareholder of the Company in respect of any Option Shares issuable upon exercise of this Option unless and until those shares have been paid for in full and upon such payment in full Optionee shall be deemed to be the record Optionee.

       6. Anti-Dilution Provisions. If the Company shall pay a dividend in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the Optionee is entitled to purchase pursuant to this Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which it would have owned or would have been entitled to receive after the happening of any of the events described above had this Option been exercised immediately prior to the happening of such event, and the Exercise Price shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Optionee shall be entitled to participate in any subscription or other rights offering made to holders of the Company's Common Stock to the extent it would have been entitled had this Option been exercised in the full number of shares as to which this Option remains unexercised immediately prior to the record date for such rights offering. If the Company is consolidated or merged with or into another Company or if all or

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substantially  all of its assets are  conveyed to another  Company,  this Option shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by an Optionee of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Option immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Optionee to the end that the provisions set forth herein (Including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Optionee is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Option. Upon any adjustment of the number of shares of Common Stock or other securities the Optionee is entitled to purchase, and of any change in Exercise Price, then in each such case the Company shall give written notice thereof to the then registered holder of this Option at the address of such Optionee as shown on the books of the Company, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Each such notice shall be accompanied by a statement of the firm of independent certified public accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

     7. Piggyback Registration Rights. If the Company at any time from the date of the issuance of the Option through the Expiration Date, proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto), each such time it will give written notice to such effect to the Optionee at least 30 days prior to such filing. Upon the written request of the Optionee received by the Company within 20 days after the giving of any such notice by the Company to register any of shares of Common Stock, the Company will cause the shares of Common Stock as to which registration shall have been so requested to be Included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Optionee of such shares of Common Stock so registered. Notwithstanding the foregoing, in the event that any registration pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock to be included in such an underwriting may be reduced (pro rata among the requesting Optionees) and the other selling stockholders (based upon the number of shares of Common Stock requested to be registered by them) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would adversely affect the success of such an underwriting, provided, that such number of shares of Common Stock shall not be reduced if any shares of Common Stock are to be included in such underwriting for the account of any person other than the Company or requesting Optionees of shares of Common Stock. In the event of such a reduction, the Company agrees to file a registration statement for the resale of the shares underlying this Option not included in such underwritten offering within ninety (90) days of the date that the underwritten offering is declared effective by the Securities and Exchange Commission. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 7 without thereby incurring any liability to the Optionees of shares of Common Stock.